UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 8, 2006, Family Dollar Stores, Inc. (the “Company”), and its wholly owned subsidiary, Family Dollar, Inc. (“FDI”), entered into a letter agreement (the “Letter Agreement”) with Wachovia Bank, National Association, as Administrative Agent (“Administrative Agent”), and a syndicate of lenders (together with the Administrative Agent, the “Lenders”) party to that certain Credit Agreement, dated August 24, 2006, between the Company, FDI, and the Lenders (the “Credit Agreement”).  Pursuant to the Letter Agreement, the Lenders have agreed to extend the delivery date to January 9, 2007 for (i) audited financial statements for the Company’s fiscal year ended August 26, 2006, and (ii) the corresponding Officer’s Compliance Certificate (as defined in the Credit Agreement), and to waive until January 9, 2007, any Defaults or Events of Default that would otherwise occur under the Credit Agreement by the failure of the Company to deliver such information to the Administrative Agent prior to the required delivery date of December 9, 2006.

As previously announced, the Company has formed a Special Committee of the Board of Directors to investigate the Company’s stock option practices.  Because the work of the Special Committee is not complete, the Company is currently unable to complete its audited financial statements (and corresponding Officer’s Compliance Certificate) for the fiscal year ended August 26, 2006.

The foregoing does not constitute a complete summary of the terms of the Letter Agreement, and reference is made to the complete text of the Letter Agreement, which is attached hereto as Exhibit 10 and incorporated herein by reference.  Reference is also made to the underlying Credit Agreement, which was filed as Exhibit 10 to the Company’s Form 8-K filed with the SEC on August 28, 2006.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10	Letter Agreement dated December 8, 2006, between the Company, FDI, the Administrative Agent and the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: December 13, 2006	By:	/s/ Janet G. Kelley
Janet G. Kelley
Senior Vice President-General Counsel and Secretary

Exhibit Index

Exhibit No.	Document Description

10	Letter Agreement dated December 8, 2006, between the Company, FDI, the Administrative Agent and the Lenders.